UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE A CT OF 1934

Date of report (Date of earliest event reported)     May 22, 2007

Cano Petroleum, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-32496 (Commission File Number)	77-0635673 (IRS Employer Identification No.)

801 Cherry Street, Suite 3200 Fort Worth, Texas (Address of Principal Executive Offices)	76102 (Zip Code)

(817) 698-0900
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of James K. Teringo, Jr.

On May 22, 2007, James K. Teringo, Jr. (“Teringo”), the Senior Vice President, General Counsel and Corporate Secretary of Cano Petroleum, Inc. (“Cano”), resigned his employment with Cano and entered into a Separation Agreement, General Release and Covenant Not to Sue (the “Separation Agreement”).

Pursuant to the terms of the Separation Agreement, (i) the parties provided mutual releases of claims; (ii) Cano shall pay Teringo $250,000 over twelve months with $66,666.66 being paid in the first month and $16,666.66 being paid in each of the following eleven months; (iii) Teringo agrees to the cancellation and forfeiture of all stock options and restricted stock held by him; and (iv) Teringo agrees to keep confidential all trade secrets.

By law, Teringo has until May 29, 2007 to revoke the Separation Agreement, and if Teringo does not revoke the Separation Agreement by May 29, 2007, the Separation Agreement shall be effective on May 30, 2007.

Item 9.01                                             Financial Statements and Exhibits

(d)                                 Exhibits

10.1                           Separation Agreement, General Release and Covenant Not to Sue dated May 22, 2007 by and between Cano Petroleum, Inc. and James K. Teringo, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO PETROLEUM, INC.

Date: May 25, 2007

	By:	/s/ Morris B. Smith
Morris B. Smith
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement, General Release and Covenant Not to Sue dated May 22, 2007 by and between Cano Petroleum, Inc. and James K. Teringo, Jr.